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                                                                Exhibit 10(r)-1


                     AMENDED AND RESTATED STOCK OPTION PLAN
                                       OF
                                ENERGYSOUTH, INC.
                (AS SUCCESSOR TO MOBILE GAS SERVICE CORPORATION)
       [including amendment approved by stockholders on January 29, 1999]


1.       ASSUMPTION OF PLAN BY ENERGYSOUTH, INC.; PURPOSE AND SCOPE

         (a) This Amended and Restated Stock Option Plan of EnergySouth, Inc. (as successor to Mobile Gas Service Corporation) (this "Plan") amends and restates the Mobile Gas Service Corporation 1992 Stock Option Plan (the "Original Plan"), which was adopted by the Board of Directors of Mobile Gas Service Corporation ("Mobile Gas") on December 4, 1992, and became effective as of such date upon approval of the Original Plan by the shareholders of Mobile Gas on January 29, 1993. The amendment and restatement of the Original Plan and the assumption of liabilities hereunder are undertaken by EnergySouth, Inc. (the "Company"), as successor to Mobile Gas, in connection with the reorganization of Mobile Gas into a holding company structure (the "Reorganization") as a part of which Mobile Gas became a wholly-owned subsidiary of EnergySouth as of February 2, 1998. The Reorganization is being effected pursuant to an Agreement and Plan of Merger dated as of December 10, 1997 (the "Merger Agreement"), which was approved by the stockholders of Mobile Gas on January 30, 1998, and pursuant to which Mobile Gas and EnergySouth agreed that from and after the effective date of the Merger provided for therein, this Plan would utilize EnergySouth common stock instead of Mobile Gas common stock. Accordingly, as of the effective date hereof, EnergySouth assumes the obligations of Mobile Gas under the Original Plan, including without limitation obligations with respect to Options granted pursuant to the Original Plan, and undertakes to carry out all responsibilities of the Company specified herein. Mobile Gas consents and agrees to the assumption by EnergySouth of the Company's responsibilities under this Plan.

         (b) The purposes of this Plan are to encourage stock ownership by key employees of the Company and the Company's subsidiaries upon whose judgment, initiative, and effort the Company is largely dependent for its success, to provide an incentive for such employees and other individuals to expand and improve the profits and prosperity of the Company, and to assist the Company and its subsidiaries in attracting and retaining key personnel through the grant of options to purchase shares of the Company's common stock.

2.       DEFINITIONS

         Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan unless the context otherwise requires, and for the purposes of such definitions, the singular shall include the plural and the plural shall include the singular:

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Committee" shall mean the Compensation and Planning Committee appointed by the Board or any successor committee designated by the Board, which shall be comprised of not less than two (2) members of the Board, each of whom shall be a "disinterested person" as defined in Rule 16b-3(b)(3)(i) promulgated under the 1934 Act.

      (d) "Company" shall mean EnergySouth, Inc., an Alabama corporation.

      (e) "Fair Market Value" for a share of Stock shall mean the price that the Committee acting in good faith determines, through any reasonable valuation method (including but not limited to reference to prices existing in any established market in which the Stock is traded), to be the price at which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. It shall be deemed a reasonable valuation method if the Fair Market Value is set at the mean between the highest and lowest quoted selling price of a share of Stock on the NASDAQ Stock Market on the date such value is determined or the nearest prior business day on which trading occurred on the NASDAQ Stock Market.

      (f) "Grant Date" means the date on which a Participant is granted an Option or SAR, as determined by the Committee.

      (g) "ISO" shall mean a right in the form of an option to purchase Stock granted under this Plan that is intended to qualify as an incentive stock option under Section 422 of the Code.


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      (h) "Non-ISO" shall mean a right in the form of an option to purchase stock granted under this Plan that is not intended to qualify as an incentive stock option under Section 422 of the Code.

      (i) "Option" shall mean either an ISO or a Non-ISO.

      (j) "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

      (k) "Participant" shall mean an employee of the Company or any of its Subsidiaries to whom an Option or SAR is granted under the Plan.

      (l) "Plan" shall mean this Amended and Restated Stock Option Plan of EnergySouth, Inc.

      (m) "SAR" or "Stock Appreciation Right" shall mean a right to receive cash or Stock granted pursuant to Section 8 of the Plan.

      (n) "Stock" shall mean the $.01 par value common stock of the Company.

      (o) "Subsidiary" shall mean any corporation of which the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation, and any corporation which is itself a Subsidiary of any other Subsidiary.

      (p) "Ten Percent Shareholder" shall mean a person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

      (q) "1934 Act" means the Securities Exchange Act of 1934, as amended.

3.    STOCK SUBJECT TO OPTIONS

      (a) Subject to the provisions of Section 14 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is three hundred fifty thousand (350,000) shares.

      (b) For purposes of calculating the maximum number of shares of Stock that may be issued under the Plan, (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option, (ii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Stock are used as full or partial payment for shares issued upon exercise of an Option, and (iii) all shares issued in lieu of cash upon exercise of Stock Appreciation Rights shall be counted.

4.    ADMINISTRATION

      The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall have full authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and with Section 16 of the 1934 Act, to grant Options and SARs; to determine the Option Price and term of each Option, whether an Option will be an ISO or a Non-ISO, the Participants to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be covered by each Option; to determine which Options shall be accompanied by SARs and/or dividend equivalents; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with the grant of Options and SARs; and to make all other determinations deemed necessary or advisable for the administration of the Plan. Members of the Committee may participate in a meeting of the Committee by means of conference telephone, and such participation shall constitute presence in person at the meeting. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee shall be entitled to rely upon the advice, opinions, or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Committee shall be personally



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liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

5.    ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING OPTIONS

      Options may be granted to officers or other key employees of the Company or its Subsidiaries upon whose judgment, initiative or effort the Company relies for the successful conduct of its business, as determined by the Committee in its discretion. In determining the employees or other individuals to whom Options shall be granted and the number of shares of Stock to be covered by each Option, the Committee shall take into account the nature of such persons' duties, their present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company who is not also a regular full-time employee will not be eligible to receive an Option. Options shall be granted to Participants in the sole discretion of the Committee, and the Committee shall be under no obligation whatsoever to grant Options or to grant all Options subject to the same terms and conditions. A Participant who has been granted an Option under the Plan may be granted new Options, which may be in addition to prior Options granted to said Participant under the Plan or may be in exchange for the surrender and cancellation of prior Options, with the new Option having an Option Price lower (or higher) than the Option Price provided in the prior Option and containing such other terms as the Committee may deem appropriate.

      If the Committee grants an ISO and a Non-ISO to the same Participant, the right of the Participant to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

6.    OPTION PRICE

      The Option Price for each share of Stock under each Option shall be determined by the Committee in its absolute discretion, provided, however, that for an ISO the Option Price shall be not less than the Fair Market Value of the shares of Stock on the date that the ISO is granted, and for a non-ISO the Option Price shall not be less than 75% of the Fair Market Value of the shares of Stock on the date that the non-ISO is granted. If an ISO is granted to a Ten Percent Shareholder, the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date that the ISO is granted.

7.    TERMS AND CONDITIONS OF OPTIONS

      Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements ("Option Agreements") in such form as the Committee shall from time to time approve. Such Option Agreements shall specify whether the Options covered thereby are intended to qualify as ISOs or Non-ISOs (and in the case of any Option Agreement which does not contain such specification, the Options covered thereby shall be deemed to be Non-ISOs) and shall comply with and be subject to the following terms and conditions:

      (a) Exercise Limitations; No Right to Employment. In no event shall an Option be exercisable by a Participant who is subject to the provisions of
Section 16(b) of the 1934 Act and rules promulgated thereunder in a manner, or during a period of time, that would constitute a violation of any such applicable provisions. Unless otherwise approved by the Committee and set forth in an Option Agreement, an Option granted under the Plan may be exercised, and shares of Stock may be acquired, as follows:

      25% of the shares of Stock covered by the Option may be acquired on or after the first anniversary of the Grant Date; an additional 25% on or after the second anniversary; an additional 25% on or after the third anniversary; and the remaining 25% on or after the fourth anniversary of the Grant Date.

No Option may be exercised after the expiration of ten (10) years from the Grant Date (although the term of an Option may be for a shorter period as provided in the Option Agreement). No Option may be exercised for a fractional share of Stock. No Option Agreement shall impose upon the Company any obligation to employ the Participant for any period of time.

      (b) Manner of Exercise. A Participant shall exercise an Option by giving written notice of such exercise to the Company and paying the Option Price in full to the Company for the shares to be purchased. The date upon which such payment is received by the Company shall be the exercise date for the Option.



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      (c) Time and Method of Payment. The Option Price shall be paid in United
States dollars, or by check, bank draft, or money order payable to the order of the Company, or by payroll deduction if requested by the Participant and approved by the Committee, or, in the discretion of the Committee, through delivery of Stock or a combination of cash and Stock. Any Stock so delivered shall be valued at the Fair Market Value of such Stock on the date of delivery to the Company. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of the appropriate number of shares of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment with respect to such Participant will be made for dividends or other rights which accrue prior to the date such stock certificate is issued.

      (d) Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under an Option shall be reduced by, and the Option with respect to such shares shall be deemed surrendered to the extent of, the number of Stock Appreciation Rights (described in Section 8 below) related to the Option that have been previously exercised by the Participant, and the number of shares covered by the Option as to which the Participant has partially exercised his rights. For ISOs, the aggregate Fair Market Value (determined as of the Grant
Date) of the shares of Stock with respect to which the ISO is exercisable for the first time by a participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

8.    STOCK APPRECIATION RIGHTS

      The Committee may grant Stock Appreciation Rights to Participants at the same time that such Participants are awarded Options under the Plan. Such Stock Appreciation Rights shall be included in and be part of the Option Agreement evidencing the Option to which the Stock Appreciation Rights relate.

      (a) Employment Requirement. The Committee may, in its discretion, include in any Stock Appreciation Rights granted under the Plan a condition that the participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the Option Agreement) following the date the Stock Appreciation Rights are granted. No such Option Agreement shall impose upon the Company any obligation to employ the participant for any period of time.

       (b) Grant and Exercise. Each Stock Appreciation Right shall relate to one share of Stock covered by a specific Option under the Plan and shall be awarded to a participant, if at all, concurrently with the grant of such Option. The number of Stock Appreciation Rights granted to a Participant, if any, shall be equal to the number of shares of Stock that the Participant is entitled to receive pursuant to the related Option. The number of Stock Appreciation Rights held by a participant shall be reduced by:

           (1) the number of Stock Appreciation Rights exercised for Stock or cash by the Participant, and

           (2) the number of shares of Stock purchased by such Participant pursuant to the related Option.

Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable, provided that no Stock Appreciation Right shall be exercisable for cash by a Participant who is subject to the provisions of Section 16(b) of the 1934 Act prior to the expiration of the later of: (i) six months after the date on which this Plan is approved by the shareholders of the Company, or (ii) twelve months after the Grant Date (and then, in either case, only to the extent that the related Option is exercisable).

      (c) Manner of Exercise. A Participant shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Company. The date upon which the Company receives such notice shall be the exercise date for the Stock Appreciation Rights.

      (d) Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to surrender unexercised the related Option to purchase one share of Stock and to receive in exchange, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment equal to the excess of the Fair Market Value of a share of Stock on the exercise date over the Option Price per share of Stock of the related Option. The aggregate appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence.



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      (e) Payment of Appreciation. The total appreciation available to a
Participant from an exercise of Stock Appreciation Rights may be paid to the participant either in Stock or in cash, or a combination thereof, as elected by the Participant, provided that the Committee shall have sole discretion to consent to or disapprove the election of any Participant who is subject to the provisions of Section 16(b) of the 1934 Act to receive all or part of a payment in cash (which consent or disapproval may be given at any time after the election to which it relates). If paid all in cash, the amount thereof shall be the amount of aggregate appreciation determined under Section 8(d) above. If paid all in Stock, the number of shares of Stock that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of aggregate appreciation determined under Section 8(d) above by the Fair Market Value of a share of Stock on the exercise date of the Stock Appreciation Rights; provided, however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights and cash will be paid in lieu of any such fractional share.

      (f) Limitations Upon Exercise of Stock Appreciation Rights. A Participant may exercise a Stock Appreciation Right only at such times and to such extent as the Option to which the Stock Appreciation Right relates may be exercised, and if the Participant is subject to the provisions of Section 16(b) of the 1934 Act, exercise of his Stock Appreciation Rights for cash may be limited to certain time periods as provided in his Option Agreement. Adjustments to the number of shares of Stock in the Plan and the price per share pursuant to
Section 14 below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section 15 below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

9.    TERMINATION OF EMPLOYMENT

      In the event that the employment of a Participant with the Company or any of its Subsidiaries shall be terminated (except as set forth in Section 10 below), any Option or SARs that the Participant is entitled to exercise at the date of termination of employment may, subject to the provisions of the Plan, be exercised at any time within the thirty (30) day period following the date of such termination, but in no case later than the date on which the Option terminates. Any Option or SARs granted under the Plan shall not be affected by any change of duties or position of the Participant so long as the Participant continues to be a regular full-time employee of, or otherwise maintains his relationship with, the Company or any of its Subsidiaries. Any Option or SARs, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with respect to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the Plan or in any Option or SARs granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such employment at any time.

10.   RIGHTS IN EVENT OF DEATH OR DISABILITY

      In the event of termination of employment because of the death or disability of a Participant, the participant or his legatees, heirs, or legal representative, as the case may be, shall have the right for one (1) year after the Participant's death or disability, as the case may be, to exercise any of the Participant's Options or SARs to the extent that such Participant was entitled to exercise such Options or SARs on the date of his death or disability, as the case may be. In no event, however, shall the Options or SARs be exercisable later than the date on which the Options terminate. For purposes of this Plan, "disability" shall mean the inability of a Participant to perform his regular duties with the Company or its Subsidiaries by reason of a medically determinable physical or mental impairment which can be expected to result in death within twelve (12) months, or which can be expected to last for a continuous period of not less than twelve (12) months.

11.   NO OBLIGATIONS TO EXERCISE OPTION OR STOCK APPRECIATION RIGHTS

      The granting of an Option or SAR shall impose no obligation upon the Participant to exercise such Option or SAR.

12.   TRANSFERABILITY OF OPTION OR SAR

      Options and SARs shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.



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13.   EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN; MERGERS; CHANGE IN CONTROL

      (a) The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, the Option Price per share, and the number of related Stock Appreciation Rights shall all be proportionately adjusted as the Committee deems appropriate to prevent dilution or enlargement of Participants' rights under the Plan in connection with any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease in such shares effected without receipt of consideration by the Company.

      (b) If the Company shall be the surviving corporation in any merger or consolidation, any Option or SAR shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options and SARs outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 10 to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options or SARs in whole or in part to the full extent of such Options or SARs, regardless of whether such Options or SARs would be otherwise exercisable by such Participant at that time under the terms of the Plan.

      (c) If there is a "Change in Control of the Company", all outstanding Options granted under the Plan shall immediately become fully exercisable. A "Change in Control of the Company" shall be deemed to have occurred if any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a beneficial owner directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities other than as a result of a merger or consolidation involving the Company.

14.   AMENDMENT AND TERMINATION

      The Board, by resolution, may amend or revise the Plan to the extent the Board deems necessary or appropriate. Any amendment, however, that would (1) increase the aggregate number of shares of Stock that may be issued under the Plan, (2) materially increase the benefits accruing to Participants, or (3) modify the requirements as to eligibility for participation in the Plan, shall be subject to shareholder approval (unless Section 16(b) of the 1934 Act and/or Rule 16b-3 promulgated thereunder do not require shareholder approval in order for the Plan to comply with Rule 16b-3). The Board may terminate the Plan at any time. No amendment, revision or termination of the Plan may, without the written consent of the holder of an Option, alter or impair any Option or SAR previously granted under the Plan, except as otherwise authorized in this Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years following the date that the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier, at which time no further Options or SARs shall be granted hereunder. Termination of the Plan shall not affect any Option or SAR previously granted.

15.   AGREEMENTS AND REPRESENTATIONS OF EMPLOYEES

      (a) Acquiring Stock for Investment Purposes. As a condition to the exercise of any Option, or of any SAR for which shares of Stock are to be issued, the Company may require the Participant exercising such Option to represent and warrant that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required or desirable under the Securities Act of 1933, as amended (the "1933 Act"), or any other applicable law, regulation, or rule of any governmental agency. The Company also may require, if its counsel deems it required or desirable under the 1933 Act or any other applicable law or regulation, as a condition to the exercise of any Option or SAR, that the Participant exercising such Option represent and warrant that he will not sell or offer to sell any shares of Stock acquired at exercise unless a registration statement shall be in effect with respect to such shares under the 1933 Act and any applicable state securities laws, or unless he shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, that such registration is not required. Certificates representing the shares of Stock acquired at exercise may, at the discretion of the Company, bear a legend to the effect that such shares have not been registered under the 1933 Act or any applicable state securities laws, and that such shares may not be sold or offered for sale in the absence of an effective registration statement as to such shares under the 1933 Act and any applicable state securities laws, or an opinion, in form and substance satisfactory to the Company, that such registration is not required.



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      (b) Withholding. With respect to the exercise of any Option or SAR granted under this Plan, each Participant shall fully and completely consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender. Upon the partial or full exercise of an Option, or any SAR for which shares of Stock are to be issued, in the discretion of the Committee and if the Participant so elects by providing notice to the Company, the stock certificate representing such shares shall be for the appropriate number of shares less the number, rounded up for any fraction to the next whole number, that have a Fair Market Value (as of the date of exercise) equal to such amount as is determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements. The Company shall promptly remit, or cause to be remitted, to the appropriate taxing authorities the amount so withheld. Although the stock certificate delivered to the Participant will be for a net number of shares, such Participant shall be considered, for tax purposes, to have received the number of shares equal to the full number of shares for which the Option has been exercised.

16.   RESERVATION OF SHARES OF STOCK

      The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

17.   EFFECTIVE DATE; OUTSTANDING OPTIONS

      The Effective Date of this Amended and Restated Stock Option Plan shall be as of February 2, 1998. Options granted under the Original Plan prior to such date shall be governed hereby, with appropriate adjustments to reflect the number of shares of Stock subject to each such Option and the Option Price for same consistent with the conversion of Mobile Gas common stock into EnergySouth common stock in accordance with the Merger Agreement, and shall otherwise remain in full force and effect.

                                         MOBILE GAS SERVICE CORPORATION

                                         By:   /s/ John S. Davis
                                               -------------------------------
                                                  John S. Davis
                                         Its:   President
                                               -------------------------------

                                         ENERGYSOUTH, INC.

                                         By:   /s/ John S. Davis
                                               -------------------------------
                                                  John S. Davis
                                         Its:   President
                                               -------------------------------



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